Exhibit 99.1

Fortune Brands’ Results Solidly Ahead of Expectations Amid an Anticipated Challenging Macro Environment; Increases Full-Year 2023 EPS Guidance

Highlights:

  Q1 2023 sales were $1.0 billion, a decrease of 9 percent versus Q1 2022
  Q1 2023 earnings per share (EPS) were $0.67, a decrease of 29 percent versus a year ago; EPS before charges / gains were $0.69, a decrease of 24 percent versus Q1 2022
  Full-year EPS range adjusted upward to reflect operating outperformance and share repurchases

DEERFIELD, Ill.--(BUSINESS WIRE)--April 26, 2023--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and commercial building products company, today announced first quarter 2023 results.

“Our solid results for our first full quarter as Fortune Brands Innovations speak to the true potential of our new Company,” said Fortune Brands Chief Executive Officer Nicholas Fink. “We took proactive steps to prepare for an expected challenging 2023, while also focusing on long-term growth. By leveraging our Fortune Brands Advantage capabilities and focusing on building leading brands, driving meaningful innovation, and collaborating with our channel partners, we will continue to position the Company for outperformance in any environment.”

Fink continued, “Looking forward, we remain confident in the mid- to long-term strength of the housing market. Our leading products play in the most attractive, highest growth areas of our markets, and our more balanced exposure to new construction and smaller-ticket repair and remodel should position us to capture exceptional opportunities as the housing market returns to growth.”

First Quarter 2023 Results

For the first quarter of 2023, sales were $1.0 billion, a decrease of 9 percent over the first quarter of 2022. Operating income was $131.8 million, compared to $179.8 million in the prior-year quarter, a decrease of 27 percent. Operating income before charges / gains was $136.7 million versus $176.0 million in 2022. Operating margin was 12.7 percent, compared to 15.8 percent in the first quarter of 2022. Operating margin before charges / gains was 13.1 percent, compared to 15.4 percent in the first quarter of 2022, a decrease of 230 basis points.

For each segment in the first quarter of 2023, compared to the prior-year quarter:

  Water Innovations sales decreased 8 percent, primarily due to lower sales volumes, partially offset by price. Excluding the impact of FX and the Aqualisa acquisition, net sales also decreased 8 percent. Operating margin before charges / gains was 21.6 percent.
  Outdoors sales decreased 16 percent, driven by lower sales volume in part due to channel inventory reductions and a return to normal seasonality across the segment, partially offset by price. Operating margin before charges / gains was 5.2 percent.
  Security sales increased 2 percent, driven by price and continued growth in the commercial safety business. Operating margin before charges / gains was 14.0 percent.

Balance Sheet and Liquidity

At the end of the quarter, net debt was $2.1 billion and net debt to EBITDA was 2.3x. The Company had $539 million in cash and full availability under its $1.25 billion revolving credit facility. The Company repurchased approximately $100 million in common stock in the quarter. Free cash flow was positive for the quarter, reflecting the favorable impact of the Company’s working capital and inventory reduction efforts.

Annual Outlook

The Company is increasing the midpoint of full-year EPS before charges / gains guidance by $0.05 to a range of $3.65 to $3.85, reflecting the Company’s operational outperformance amid an external environment that is expected to remain challenging and the impact of share repurchases. The Company continues to expect a global housing market decline of 6.5 percent to 8.5 percent with full-year net sales down in the range of 5 percent to 7 percent, operating margins between 16 percent and 17 percent, EBITDA margins before charges / gains of between 19 percent and 20 percent and free cash flow of approximately $475 million.

“We delivered solid sales and financial performance in an external operating environment that we expect will continue to be volatile,” said Fortune Brands Chief Financial Officer David Barry. “Our financial position is strong, and our teams remain agile in the face of macro headwinds. We will continue to position the Company for success by prioritizing above-market sales growth, margin preservation and enhancement and cash generation.”

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Therma-Tru, Larson, Fiberon, Master Lock and SentrySafe. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our general business strategies, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions, the expected impact of acquisitions, dispositions and other strategic transactions including the expected benefits and costs of the separation (the “Separation”) of MasterBrand, Inc. (“MasterBrand”) and the tax-free nature of the Separation, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (vii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (viii) delays or outages in our information technology systems or computer networks, (ix) risks associated with doing business globally, including changes in trade-related tariffs and risks with uncertain trade environments, (x) risks associated with the disruption of operations, (xi) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xii) risks associated with entering into potential strategic acquisitions and joint ventures and related integration activities, (xiii) impairments in the carrying value of goodwill or other acquired intangible assets, (xiv) risk of increases in our defined benefit-related costs and funding requirements, (xv) the uncertainties relating to the impact of COVID-19 on the Company’s business, financial performance and operating results, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) changes in government and industry regulatory standards, (xx) future tax law changes or the interpretation of existing tax laws, (xxi) our ability to secure and protect our intellectual property rights, (xxii) potential liabilities and costs from claims and litigation, (xxiii) our ability to achieve the expected benefits of the Separation of MasterBrand, (xxiv) the risk that we may be required to indemnify MasterBrand in connection with the Separation or that MasterBrand’s indemnities to us may not be sufficient to hold us harmless for the full amount of liabilities for which MasterBrand has been allocated responsibility and (xxv) the potential that the Separation fails to qualify as tax-free for U.S. federal income tax purposes. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share from continuing operations before charges / gains, operating income before charges / gains, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of FX and acquisitions, and free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

Net sales

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022	% Change
Net sales (GAAP)
Water	$594.2	$643.6	(8)
Outdoors	289.9	343.6	(16)
Security	155.9	153.0	2
Total net sales	$1,040.0	$1,140.2	(9)

Quarter to Date

	GAAP				Before Charges & Gains

	Thirteen Weeks Ended	Three Months Ended			Thirteen Weeks Ended	Three Months Ended
Operating income (loss)	April 1, 2023	March 31, 2022	% Change	Operating income (loss) before charges/gains (a)	April 1, 2023	March 31, 2022	% Change
Water	$128.4	$149.3	(14)	Water	$128.6	$150.1	(14)
Outdoors	13.0	39.8	(67)	Outdoors	15.2	35.2	(57)
Security	21.1	20.4	3	Security	21.8	20.4	7
Corporate expenses	(30.7)	(29.7)	3	Corporate expenses	(28.9)	(29.7)	(3)

Total operating income (GAAP)	$131.8	$179.8	(27)	Total operating income before charges/gains (a)	$136.7	$176.0	(22)

Diluted EPS from continuing operations (GAAP)	$0.67	$0.94	(29)	Diluted EPS from continuing operations before charges/gains (b)	$0.69	$0.91	(24)

Income from continuing operations, net of tax (GAAP)	$85.6	$126.2	(32)	EBITDA before charges/gains (c)	$174.8	$209.8	(17)

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	April 1,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$539.1	$642.5
Accounts receivable, net	559.0	521.8
Inventories	931.1	1,021.3
Other current assets	272.0	274.8
Total current assets	2,301.2	2,460.4

Property, plant and equipment, net	805.8	783.7
Goodwill	1,643.6	1,640.7
Other intangible assets, net of accumulated amortization	990.7	1,000.8
Other assets	231.4	235.3
Total assets	$5,972.7	$6,120.9

Liabilities and equity
Current liabilities
Short-term debt	$599.5	$599.2
Accounts payable	423.7	421.6
Other current liabilities	390.0	523.9
Total current liabilities	1,413.2	1,544.7

Long-term debt	2,074.9	2,074.3
Deferred income taxes	143.0	136.9
Other non-current liabilities	259.1	278.1
Total liabilities	3,890.2	4,034.0

Stockholders' equity	2,082.5	2,086.9
Total equity	2,082.5	2,086.9
Total liabilities and equity	$5,972.7	$6,120.9

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022
Operating activities
Net income	$84.6	$180.9
Depreciation and amortization	31.9	46.9
Non-cash lease expense	8.1	10.9
Deferred taxes	7.4	5.7
Other non-cash items	10.5	7.0
Changes in assets and liabilities, net	(66.4)	(434.5)
Net cash provided by (used in) operating activities	$76.1	$(183.1)

Investing activities
Capital expenditures	$(42.6)	$(60.8)
Proceeds from the disposition of assets	-	8.0
Cost of acquisitions, net of cash acquired	-	(61.6)
Net cash used in investing activities	$(42.6)	$(114.4)

Financing activities
Increase in debt, net	$-	$660.5
Proceeds from the exercise of stock options	2.3	0.2
Treasury stock purchases	(100.0)	(377.1)
Dividends to stockholders	(29.5)	(37.2)
Other items, net	(12.1)	(43.2)
Net cash provided by (used in) financing activities	$(139.3)	$203.2

Effect of foreign exchange rate changes on cash	$2.2	$0.7

Net decrease in cash and cash equivalents	$(103.6)	$(93.6)
Cash, cash equivalents and restricted cash* at beginning of period	648.3	476.1
Cash, cash equivalents and restricted cash* at end of period	$544.7	$382.5

FREE CASH FLOW	Thirteen Weeks Ended	Three Months Ended	2023 Full Year
	April 1, 2023	March 31, 2022	Estimate

Cash flow from operations (GAAP)	$76.1	$(183.1)	$715.0 - 765.0
Less:
Capital expenditures	42.6	60.8	250.0 - 300.0
Add:
Proceeds from the disposition of assets	-	8.0	5.0
Proceeds from the exercise of stock options	2.3	0.2	5.0
Free cash flow**	$35.8	$(235.7)	$475.0

*Restricted cash of $2.7 million and $2.9 million is included in Other current assets and Other assets, respectively, as of April 1, 2023. Restricted cash of $1.3 million and $3.0 million is included in Other current assets and Other assets, respectively, as of March 31, 2022. Note that our net increase in cash and cash equivalents for the three months ended March 31, 2022 represents the combined cash flows of both our continuing and discontinued operations.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022	% Change

Net sales	$1,040.0	$1,140.2	(9)

Cost of products sold	631.7	671.8	(6)

Selling, general
and administrative expenses	260.8	276.4	(6)

Amortization of intangible assets	12.6	11.6	9

Restructuring charges	3.1	0.6	417

Operating income	131.8	179.8	(27)

Interest expense	26.8	21.7	24

Other income, net	(6.3)	(2.1)	200

Income from continuing operations before income taxes	111.3	160.2	(31)

Income tax	25.7	34.0	(24)

Income from continuing operations, net of tax	$85.6	$126.2	(32)

(Loss) income from discontinued operations, net of tax	(1.0)	54.7	(102)

Net income	$84.6	$180.9	(53)

Net income attributable to Fortune Brands	$84.6	$180.9	(53)

Diluted earnings per common share
Continuing operations	$0.67	$0.94	(29)
Discontinued operations	$(0.01)	$0.41	(102)
Diluted EPS attributable to Fortune Brands	$0.66	$1.35	(51)

Diluted average number of shares outstanding	128.5	134.7	(5)

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022	% Change

Income from continuing operations, net of tax	$85.6	$126.2	(32)

Depreciation*	$19.2	$20.1	(4)
Amortization of intangible assets	12.6	11.6	9
Restructuring and other charges/(gains)	4.9	(3.8)	(229)
Interest expense	26.8	21.7	24
Income taxes	25.7	34.0	(24)

EBITDA before charges/gains (c)	$174.8	$209.8	(17)

* Depreciation excludes accelerated depreciation expense of ($0.1) million for the thirteen weeks ended April 1, 2023. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of April 1, 2023
Short-term debt **			$599.5
Long-term debt **			2,074.9
Total debt			2,674.4
Less:
Cash and cash equivalents **			539.1
Net debt (1)			$2,135.3
For the twelve months ended April 1, 2023
EBITDA before charges/gains (2) (c)			$916.6

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.3

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of April 1, 2023.

	Nine Months ended	Thirteen Weeks Ended	Twelve Months Ended

	December 31, 2022	April 1, 2023	April 1, 2023

Income from continuing operations, net of tax	$413.7	$85.6	$499.3

Depreciation***	$62.7	$19.2	$81.9
Amortization of intangible assets	36.7	12.6	49.3
Restructuring and other charges/(gains)	39.2	4.9	44.1
Interest expense	97.4	26.8	124.2
Defined benefit plan actuarial gains	(1.2)	-	(1.2)
Income taxes	93.2	25.7	118.9
EBITDA before charges/gains (c)	$741.7	$174.8	$916.5

*** Depreciation excludes accelerated depreciation expense of ($0.1) million for the thirteen weeks ended April 1, 2023, and ($0.1) million for the nine months ended December 31, 2022. Accelerated depreciation is included in restructuring and other charges/gains.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended April 1, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $4.9 million ($3.7 million after tax or $0.02 per diluted share) of restructuring and other charges/gains.

For the three months ended March 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $3.8 million ($4.1 million after tax or $0.03 per diluted share) of restructuring and other charges/gains.

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.67	$0.94	(29)

Restructuring and other charges/(gains)	0.02	(0.03)	(167)

Diluted EPS from continuing operations before charges/gains (b)	$0.69	$0.91	(24)

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
Additional Reconciliations - GAAP to Before Charges/Gains Information
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

		Restructuring	Before
	GAAP	and other	Charges/Gains
	(unaudited)	charges	(Non-GAAP)

Thirteen weeks ended April 1, 2023	FIRST QUARTER

Net Sales	$1,040.0	-

Cost of products sold	631.7	(0.1)
Selling, general & administrative expenses	260.8	(1.7)
Amortization of intangible assets	12.6	-
Restructuring charges	3.1	(3.1)

Operating Income	131.8	4.9	136.7

Interest expense	26.8	-
Other income, net	(6.3)	-
Income before taxes	111.3	4.9	116.2

Income tax	25.7	1.2

Income from continuing operations, net of tax	$85.6	3.7	$89.3

Loss from discontinued operations, net of tax	(1.0)	-	$(1.0)

Net income	$84.6	3.7	$88.3

Diluted average number of shares outstanding	128.5		128.5

Diluted EPS from continuing operations	$0.67		$0.69

Three Months ended March 31, 2022

Net Sales	$1,140.2	-

Cost of products sold	671.8	5.4
Selling, general & administrative expenses	276.4	(1.0)
Amortization of intangible assets	11.6	-
Restructuring charges	0.6	(0.6)

Operating Income	179.8	(3.8)	176.0

Interest expense	21.7	-
Other income, net	(2.1)	-
Income before taxes	160.2	(3.8)	156.4

Income tax	34.0	0.3

Income from continuing operations, net of tax	126.2	(4.1)	$122.1

Income from discontinued operations, net of tax	54.7	-	$54.7

Net income	$180.9	(4.1)	$176.8

Diluted average number of shares outstanding	134.7		134.7

Diluted EPS from continuing operations	$0.94		$0.91

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022	% Change
Net sales (GAAP)
Water	$594.2	$643.6	(8)
Outdoors	289.9	343.6	(16)
Security	155.9	153.0	2
Total net sales	$1,040.0	$1,140.2	(9)

Operating income (loss)
Water	$128.4	$149.3	(14)
Outdoors	13.0	39.8	(67)
Security	21.1	20.4	3
Corporate expenses	(30.7)	(29.7)	3

Total operating income (GAAP)	$131.8	$179.8	(27)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	$131.8	$179.8	(27)
Restructuring and other charges/(gains) (1) (2)	4.9	(3.8)	(229)
Operating income (loss) before charges/gains (a)	$136.7	$176.0	(22)

Water	$128.6	$150.1	(14)
Outdoors	15.2	35.2	(57)
Security	21.8	20.4	7
Corporate expenses	(28.9)	(29.7)	(3)

Total operating income before charges/gains (a)	$136.7	$176.0	(22)

(1) Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $3.1 million and $0.6 million for the thirteen weeks ended April 1, 2023 and the three months ended March 31, 2022, respectively.

(2) Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen weeks ended April 1, 2023 and the three months ended March 31, 2022, total other charges were $0.7 million and total other income of ($4.4) million, respectively.

At Corporate, other charges also include expenditures of $1.1 million for the thirteen weeks ended April 1, 2023 for banking, legal, accounting, and other similar services directly related to the planned acquisition of the Emtek and Schaub premium and luxury door and hardware business, as well as the U.S. and Canadian Yale and August residential smart home lock businesses.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING MARGIN
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	April 1, 2023	March 31, 2022	Change

WATER
Operating margin	21.6%	23.2%	(160) bps
Restructuring & other charges/(gains)	-	0.1%
Before charges/gains operating margin	21.6%	23.3%	(170) bps

OUTDOORS
Operating margin	4.5%	11.6%	(710) bps
Restructuring & other charges/(gains)	0.7%	(1.4%)
Before charges/gains operating margin	5.2%	10.2%	(500) bps

SECURITY
Operating margin	13.5%	13.3%	20 bps
Restructuring & other charges/(gains)	0.5%	-
Before charges/gains operating margin	14.0%	13.3%	70 bps

TOTAL COMPANY
Operating margin	12.7%	15.8%	(340) bps
Restructuring & other charges/(gains)	0.4%	(0.4%)
Before charges/gains operating margin	13.1%	15.4%	(230) bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The before charges/gains operating margin is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. This before charges/gains operating margin is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN GAAP NET SALES TO PERCENTAGE CHANGE IN NET SALES EXCLUDING THE IMPACT OF AN ACQUISITION AND FOREIGN EXCHANGE
(Unaudited)

Thirteen Weeks Ended April 1, 2023
% Change

WATER
Percentage change in net sales (GAAP)	(8%)
Impact of Aqualisa Acquisition	(2%)
Impact of FX	2%
Percentage change in net sales excluding impact of an acquisition and FX	(8%)

Net sales excluding the impact of an acquisition and the impact of FX on net sales is net sales derived in accordance with GAAP excluding impact of an acquisition and the effect of foreign currency on net sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF 2023 FULL YEAR GUIDANCE FOR DILUTED EPS FROM CONTINUING OPERATIONS (GAAP) TO DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS
(Unaudited)

	Fifty-two Weeks Ended	Twelve Months Ending
	December 30, 2023	December 31, 2022	% Change

Diluted EPS from continuing operations - (GAAP) - full year range	$3.46 - 3.66	$4.11	(16) - (11)

Diluted EPS from continuing operations - (GAAP)	$3.56	$4.11	(13)

Restructuring and other charges/gains	0.19	0.20
Defined benefit plan actuarial gains	-	(0.01)
Tax items	-	(0.06)

Diluted EPS from continuing operations before charges/gains (b)	$3.75	$4.24	(12)

Diluted EPS from continuing operations before charges/gains - full year range	$3.65 - 3.85	$4.24	(14) - (9)

For the twelve months ended December 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $35.4 million ($26.2 million after tax or $0.20 per diluted share) of restructuring and other charges/gains, the impact for actuarial gains associated with our defined benefit plans of $1.2 million ($0.9 million after tax or $0.01 per diluted share) and a tax benefit of $8.4 million ($0.06 per diluted share).

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains, the impact for actuarial gains associated with our defined benefit plans and a tax benefit. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense, defined benefit plan actuarial losses/gains, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

Additional Information:

On January 19, 2023, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to a 52-or 53-week fiscal year ending on the Saturday closest but not subsequent to December 31, effective as of the commencement of the Company’s fiscal year on January 1, 2023. This change was made in order to align the Company’s fiscal year with that of its operating businesses and to align the Company’s reporting calendar with how the Company evaluates its businesses. There was no material impact to any of our previously disclosed financial information.

In February 2023, we publicly announced an internal reorganization to separate our Outdoors & Security segment under separate leadership to drive innovation, accelerate product development, and enhance investments and business processes. In conjunction with the reorganization, we changed how our chief operating decision maker evaluates and allocates the resources for the combined business. Separate reporting for the new Outdoors and Security segments began in the first quarter of 2023 and historical financial segment information has been restated to conform to the new segment presentation.

In the first quarter of 2022, our Plumbing segment was renamed Water Innovations in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo, a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. On January 30, 2022, we made a final cash payment of $16.7 million to the legacy minority shareholders to acquire such shares which is reflected within Other financing, net in our consolidated statements of cash flows.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired of $4.8 million. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors segment. Its complementary product offerings support the segment’s outdoor living strategy.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022, was $156.0 million.

On December 14, 2022, the Company completed the previously announced spin-off of its Cabinets business, MasterBrand, Inc. ("MasterBrand") (the "Spin-off"), in a tax-free transaction to the Company and our stockholders for U.S. federal income tax purposes, creating two independent, publicly traded companies. In addition, the Company's name changed from "Fortune Brands Home & Security, Inc." to "Fortune Brands Innovations, Inc." and its stock ticker changed from "FBHS" to "FBIN" each of which became effective subsequent to the completion of the Spin-off. The operating results of the Cabinets business are reported as discontinued operations for all periods presented.

Contacts

INVESTOR AND MEDIA CONTACT:
Leigh Avsec
847-484-4211
Investor.Questions@fbhs.com